Second Amendment to the Promissory Note
Between
IGRE Capital Holdings, LLC
and
Investment Grade R.E. Income Fund, LP

This Second Amendment to the Promissory Note (the "Second Amendment") shall serve to amend the terms of that certain Promissory Note (the "Note") in the amount of $750,000 entered into on February 1, 2020 by and between Investment Grade R.E. Income Fund, LP ("Maker") and IGRE Capital Holdings, LLC ("Holder").

WHEREAS, the Parties entered into the Note on February, 1 2020 and the note among other provisions required Maker to pay the principal amount of the Note plus all accrued and unpaid interest on or before February 1, 2021.

WHEREAS, the Note permits the Holder in its discretion to extend the repayment of the Note

WHEREAS, Holder agreed by away of the First Amendment to extend the repayment of the Note until February 1, 2023.

WHEREAS, Holder by this Amendment desires to further extend the terms of repayment as more fully described in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and other valuable consideration the sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. Holder hereby agrees to extend the repayment period of the Note. Accordingly, Maker shall pay to Holder the principal amount of the Note plus any accrued and unpaid interest not yet paid as of the date of this Amendment on or before February 1, 2024. Any reference to February 1, 2021 in the Note shall be replaced with February 1, 2024.

No other terms of the Note shall be deemed to have been amended or modified except as described herein. In the event a conflict arises between this Amendment and the original terms of the Note, the original terms shall control.

SIGNATURE PAGE TO FOLLOW

Agreed and Accepted:

By: Maker:

INVESTMENT GRADE R.E. INCOME FUND, LP
By its General Partner

IGRE Capital Holdings, LLC

William J. Levy, its Manager
At: 831 State Street, Suite 280
Santa Barbara, CA 93101

By: Holder:

IGRE Capital Holdings, LLC

William J. Levy, its Manager
At: 831 State Street, Suite 280
Santa Barbara, CA 93101